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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 17, 2000

                               FINISAR CORPORATION
             (Exact name of registrant as specified in its charter)

                             -----------------------

        Delaware                  000-27999                  94-3038428
----------------------------  -----------------       -----------------------
(State or other jurisdiction     (Commission               (IRS Employer
     of incorporation)           File Number)           Identification No.)

                             -----------------------

                             1308 Moffett Park Drive
                           Sunnyvale, California 94089
               (Address of principal executive offices) (Zip Code)

                             -----------------------

       Registrant's telephone number, including area code: (408) 548-1000


                                 Not Applicable
          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 17, 2000, we completed the acquisition of Sensors Unlimited, Inc. through the merger of Sensors with and into Gemstone Acquisition Corp., a wholly-owned subsidiary. Sensors is a leading supplier of optical components that monitor the performance of dense wavelength division multiplexing networks. Sensors' technology enables telecommunications companies to optimize the use of existing bandwidth in fiber optic networks.

     Pursuant to the merger, we issued 18,962,141 shares of our common stock in exchange for the outstanding shares of Sensors common stock. In addition, we assumed options to purchase Sensors common stock and have reserved 381,417 shares of our common stock for issuance upon the exercise of the assumed options. The Sensor options converted into Finisar options vested to the extent of the greater of (i) 25% of the total number of shares subject to the option or
(ii) the vested percentage of the Sensors option at the closing of the merger, up to a maximum of 50% of the total number of shares subject to the option. The remainder will vest in three approximately equal annual installments on each of the first three anniversaries of the date of closing of the merger, subject to the optionholder's continued service with Finisar or a subsidiary.

     At the closing of the merger, certificates representing 9,481,032 shares of our common stock, or one-half of the shares issued pursuant to the merger, were deposited into an escrow with U.S. Bank Trust, National Association. One-third of the shares deposited in escrow will be released on each of the first three anniversaries of October 17, 2000, the closing date, subject to the achievement of certain development milestones. If the milestones are not achieved, the escrow shares will be cancelled and returned to the status of authorized but unissued shares. Further, one-third of the escrow shares that would otherwise be delivered to the principal shareholders of Sensors on the third anniversary of the closing of the merger will be subject to claims for indemnification by Finisar under the reorganization agreement and the procedures specified in the escrow agreement. Those shares will remain in escrow until all pending claims for indemnification have been resolved.

     In addition to the merger consideration paid to the Sensors shareholders at the closing, on each of the first three anniversaries of the closing of the merger, Finisar will issue and deliver to the former shareholders of Sensors, on a pro rata basis, additional shares of Finisar common stock (valued on the basis of the average closing trading price per share of such stock on the Nasdaq National Market for the ten (10) trading days preceding the applicable payment date). These shares of Finisar common stock will be distributed as follows:

- If on the first anniversary of the closing of the merger, at least 75% of the key management and technical employees originally employed by Sensors, or equivalent replacement employees, are then employed by Finisar, Finisar will issue and deliver Finisar shares having an aggregate value of $2.375 multiplied by the total number of shares initially deposited in escrow, rounded to the nearest whole share;



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-    If on the second anniversary of the closing of the merger, at least 65% of the key Sensors employees, or equivalent replacement employees, are then employed by Finisar, Finisar will issue and deliver Finisar shares having a value of $1.58333 multiplied by the total number of escrow shares, rounded to the nearest whole share; and

- If on the third anniversary of the closing of the merger, at least 50% of the key Sensors employees, or equivalent replacement employees, are then employed by Finisar, and if prior to that date all six milestones set forth in the Agreement and Plan of Reorganization have been achieved, Finisar will issue Finisar shares having a value of $0.79167 multiplied by the total number of escrow shares, rounded to the nearest whole share.

     Effective on the closing of the merger, Gregory H. Olsen, the President and Chief Executive Officer of Sensors, was elected a director of Finisar and appointed to the position of Executive Vice President of Finisar. In connection with the merger and his continued employment with Finisar, Mr. Olsen entered into an employment agreement and noncompetition agreement.

     The acquisition of Sensors was structured as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and has been accounted for under the "purchase" method of accounting.

     The preceding discussion of the significant terms and provisions of the Agreement and Plan of Reorganization between, Finisar, Gemstone Acquisition Corp. and Sensors is qualified by reference to the agreement attached as Exhibit
2.1 to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of businesses acquired.

         To be filed by amendment within 60 days of this report.

     (b) Pro forma financial information.

         To be filed by amendment within 60 days of this report.

     (c) Exhibits.

Exhibit No.         Description
-----------         -----------
   2.1              Agreement and Plan of Reorganization dated as of August 16,
                    2000 by and among Finisar Corporation, a Delaware
                    corporation, Gemstone Acquisition Corp., a Delaware
                    corporation and wholly owned subsidiary of Finisar, and
                    Sensors Unlimited, Inc., a New Jersey corporation. Schedules and similar attachments to this Exhibit have not been filed;
                    Finisar will furnish supplementally a copy of any omitted
                    schedule to the Commission upon request.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FINISAR CORPORATION


Date:  October 31, 2000                By: /s/ Stephen K. Workman
                                          -----------------------
                                             Stephen K. Workman
                                             Vice President, Finance and
                                             Chief Financial Officer


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                                  EXHIBIT INDEX
                                  -------------

Exhibit No.         Description
-----------         -----------
2.1                 Agreement and Plan of Reorganization dated as of August 16,
                    2000 by and among Finisar Corporation, a Delaware
                    corporation, Gemstone Acquisition Corp., a Delaware
                    corporation and wholly owned subsidiary of Finisar, and
                    Sensors Unlimited, Inc., a New Jersey corporation.